UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 12, 2013 (September 11, 2013)
GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road Nashville, Tennessee	37217-2895
(Address of Principal Executive Offices)	(Zip Code)
(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02.    NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On September 11, 2013, the Audit Committee of the Company's Board of Directors (the “Audit Committee”), upon the recommendation of management, determined that the consolidated financial statements contained in the Company's Form 10-K for the 2013 fiscal year and in its Form 10-Q for the first quarter ended May 4, 2013, should no longer be relied upon as a result of the Company's determination that there has been an error in the accounting treatment of bonus awards under the Company's EVA Incentive Plan. In particular, bonus awards in excess of a specified cap in any year retained and paid out over the three subsequent years (subject to reduction or elimination by deteriorating financial performance and subject to forfeiture if the participant voluntarily resigns from employment with the Company or is terminated for cause before the retained amount is paid) should have been expensed across the three-year service period rather than being fully expensed in the year determined, which has been the Company's historical accounting practice.

The Company will correct this error by restating its financial statements for the 2011, 2012 and 2013 fiscal years in an amendment to the Company's Form 10-K for the 2013 fiscal year and by restating its financial statements contained in the Form 10-Q for the quarter ended May 4, 2013 in an amendment to that Form 10-Q. The reports of Ernst & Young LLP (“E&Y”) dated April 3, 2013 on the annual consolidated financial statements and the effectiveness of the Company's internal control over financial reporting, should no longer be relied upon. In addition, press releases describing the Company's consolidated financial statements for these periods should no longer be relied upon. Concurrently with this report, the Company is filing its Form 10-Q for the quarter ended August 3, 2013, which reflects the corrected accounting treatment for all periods reported therein.

The following table sets forth the differences between earnings from operations and net earnings per diluted share as reported and as expected to be restated for the periods indicated:

Genesco Inc.
Adjustments to Reported Earnings from Operations and Diluted Net Earnings Per Share
Restated Fiscal Years 2013, 2012, 2011 and Quarters Ended May 4, 2013 and April 28, 2012

				Three	Three
	Fiscal	Fiscal	Fiscal	Months	Months
	Year	Year	Year	Ended	Ended
In Thousands (except per share amounts)	2013	2012	2011	May 4, 2013	April 28, 2012
Adjustments to previously reported amounts:
Earnings from operations	$1,893	$17,615	$1,145	$(6,544)	$996
% change from previously reported earnings from operations	1.1%	12.2%	1.3%	(20.3)%	2.8%
Diluted net earnings per share	$0.08	$0.36	$(0.02)	$(0.16)	$0.02
% change from previously reported diluted net earnings per share	1.7%	10.5%	(0.9)%	(20.8)%	2.4%

The correction of the error also resulted in a decrease of total assets in fiscal years 2013 and 2012 and the periods ended May 4, 2013, and April 28, 2012, of ($7,717), ($7,504), ($5,145) and ($7,756), respectively, and a decrease of total liabilities of ($20,986), ($18,874), ($14,442) and ($20,089), respectively.

The Company's management has assessed the effectiveness of the Company's internal control over financial reporting and disclosure controls and procedures. As a result of the above, the Audit Committee, in consultation with management, has concluded a control deficiency related to the process of accounting for retained bonuses constituting a material weakness in its internal controls over financial reporting existed at May 4, 2013 and at February 2, 2013. The Company has corrected its accounting treatment of bonus awards retained under the terms of the EVA Incentive Plan and has subsequently implemented new controls to ensure that such awards are accounted for appropriately in future periods, which management believes will remediate the material weakness in internal control over financial reporting described in this report. The Company will test the ongoing operating effectiveness of these controls in future periods. The Company anticipates filing amendments to the Company's Form 10-K for the 2013 fiscal year and to its Form 10-Q for the quarter ended May 4, 2013, on or before September 24, 2013.

Management of the Company and the Audit Committee have discussed the matters described herein with E&Y.

This Current Report on Form 8-K contains certain forward-looking information and statements. All statements in this Current Report on Form 8-K that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. A number of factors could cause differences including developments that have a negative effect on earnings. Additional factors are cited in the “Risk Factors,” “Legal Proceedings” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of, and elsewhere, in our Securities and Exchange Commission (“SEC”) filings, copies of which may be obtained from the SEC's website, www.sec.gov, or by contacting the investor relations department of Genesco via its website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this Current Report on Form 8-K, are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of Genesco at the time they are made. Genesco disclaims any obligation to update such statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesco Inc.

By:    /s/ Roger G. Sisson
Name:    Roger G. Sisson
Title:    Senior Vice President,
Secretary and General Counsel
 Date: September 12, 2013